                                                                      EXHIBIT 12

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                 1998(A)       1997(B)       1996(C)       1995(D)       1994(E)
                                               ------------  ------------  ------------  ------------  ------------
RETURN ON REVENUES-CONTINUING
Income from continuing operations............  $    121,717  $    107,522  $     98,897  $     78,810  $     49,984
Revenues.....................................     2,004,015     1,619,210     1,586,020     1,578,795     1,349,941
  Return.....................................           6.1%          6.6%          6.2%          5.0%          3.7%

RETURN ON AVERAGE INVESTED CAPITAL
Income from continuing operations............  $    121,717  $    107,522  $     98,897  $     78,810  $     49,984
Add: Interest expense after tax..............        72,707        48,233        43,187        56,650        46,993
                                               ------------  ------------  ------------  ------------  ------------
                                               $    194,424  $    155,755  $    142,084  $    135,460  $     96,977
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------
Average invested capital.....................  $  2,426,028  $  1,815,869  $  1,619,880  $  1,377,354  $  1,229,524
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------
  Return.....................................           8.0%          8.6%          8.8%          9.8%          7.9%
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------
RETURN ON AVERAGE EQUITY (F)
Income before extraordinary items and
  cumulative effect of change in accounting
  policy.....................................  $    121,717  $    107,522  $     98,897  $     78,846  $     86,303
Average equity...............................       793,492       722,298       682,489       618,778       606,009
  Return.....................................          15.3%         14.9%         14.5%         12.7%         14.2%

RATIO OF EARNINGS TO FIXED CHARGES (G)
Income from continuing operations............  $    121,717  $    107,522  $     98,897  $     78,810  $     49,984
Add:
  Provision for income taxes.................        74,600        68,746        67,316        60,677        75,391
  Interest expense...........................       117,270        79,071        69,968        73,890        76,363
  Interest included in rental expense........         9,718         7,692         7,663         6,738         5,244
  Amortization of capitalized interest.......         1,444           606           763           580           628
  (Income) or loss from equity investments...         4,709          (473)         (473)           --            --
  Adjustment to include 100% of
    nonconsolidated, majority-owned affiliate
    (h)......................................        12,254            --            --       (34,775)       (7,438)
                                               ------------  ------------  ------------  ------------  ------------
Earnings as defined..........................  $    341,712  $    263,164  $    244,134  $    185,920  $    200,172
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------
Fixed charges:
  Interest expense...........................  $    117,270  $     79,071  $     69,968  $     73,890  $     76,363
  Capitalized interest.......................         2,526         6,860        11,025         3,636         3,764
  Interest included in rental expense........         9,718         7,692         7,663         6,738         5,244
  Adjustment to include 100% of
    nonconsolidated, majority-owned affiliate
    (h)......................................        12,071            --            --        56,652        17,069
                                               ------------  ------------  ------------  ------------  ------------
Total fixed charges..........................  $    141,585  $     93,623  $     88,656  $    140,916  $    102,440
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------
  Ratio of earnings to fixed charges.........           2.4           2.8           2.8           1.3           2.0
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

                                                 1998(A)       1997(B)       1996(C)       1995(D)       1994(E)
                                               ------------  ------------  ------------  ------------  ------------
COMPUTATION OF EBITDA AND ADJUSTED EBITDA
Income from continuing operations............  $    121,717  $    107,522  $     98,897  $     78,810  $     49,984
Add/(less):
  Income tax provision.......................        74,600        68,746        67,316        60,677        75,391
  Interest expense...........................       117,270        79,071        69,968        73,890        76,363
  Depreciation and amortization..............       159,183       122,396       102,338        95,388        86,644
  Amortization of deferred finance charge....        (4,866)       (3,021)       (3,151)       (3,626)       (2,844)
  Amortization of debt discounts and
    premiums.................................            74           (12)          (21)          (53)         (176)
                                               ------------  ------------  ------------  ------------  ------------
Earnings before interest, taxes, depreciation
  and amortization (EBITDA) (i)..............       467,978       374,702       335,347       305,086       285,362
Add/(less):
  Write-downs and reserves...................         7,474        13,806        52,188        93,348            --
  Project opening costs......................        11,066        19,518         5,907           450        15,313
  Venture restructuring costs................         6,013         6,944        14,601            --            --
  Gains on sales of ownership interests in
    nonconsolidated affiliates...............       (13,155)      (37,388)           --       (11,773)           --
  Gain on sale of land.......................        (6,607)           --            --            --            --
  Management contract termination fee........       (10,254)           --            --            --            --
  Costs in connection with Missouri
    initiative...............................         4,994            --            --            --            --
  Provision for settlement of litigation and
    related costs............................            --            --            --            --        53,449
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------
Adjusted EBITDA (i)..........................  $    467,509  $    377,582  $    408,043  $    387,111  $    354,124
                                               ------------  ------------  ------------  ------------  ------------
                                               ------------  ------------  ------------  ------------  ------------

------------------------

(a) 1998 includes $7.5 million in pretax charges for write-downs and reserves and a $13.2 million gain on the sale of equity interests in a nonconsolidated subsidiary. 1998 also includes the financial results of Showboat, Inc., from its June 1, 1998, date of acquisition.

(b) 1997 includes $13.8 million in pretax charges for write-downs and reserves and a $37.4 million gain on the sale of equity in a New Zealand subsidiary.

(c) 1996 includes $52.2 million in pretax charges for write-downs and reserves.

(d) 1995 includes $93.3 million in pretax charges for write-downs.

(e) 1994 includes a $53.4 million provision for settlement of all claims and related costs related to the Merger Agreement and Tax Sharing Agreement arising from the 1990 spin-off of the Company and acquisition of the Holiday Inn business by Bass PLC.

(f) Amounts for periods prior to the June 30, 1995, dividend of PHC common stock to the Company's stockholders reflect the impact of the financial position and results of operations for the discontinued hotel business in those periods.

                          HARRAH'S ENTERTAINMENT, INC.
                             COMPUTATIONS OF RATIOS
                      (IN THOUSANDS, EXCEPT RATIO AMOUNTS)

(g) As discussed in Note 11 to the Consolidated Financial Statements in the 1998 Harrah's Entertainment Annual Report, the Company has guaranteed certain third party loans in connection with its casino development activities. The above ratio computation excludes estimated fixed charges associated with these guarantees as follows: 1998, $7.9 million; 1997, $7.8 million; 1996, $5.2 million; 1995, $6.8 million; and 1994, $5.5 million.

(h) For purposes of computing this ratio, "earnings" consist of income before income taxes plus fixed charges (excluding capitalized interest) and minority interests (relating to subsidiaries whose fixed charges are included in the computation), excluding equity in undistributed earnings of less than 50% owned investments. "Fixed charges" include interest whether expensed or capitalized, amortization of debt expense, discount or premium related to indebtedness and such portion of rental expense that we deem to be representative of interest. As required by the rules which govern the computation of this ratio, both earnings and fixed charges are adjusted where appropriate to include the financial results for the Company's nonconsolidated majority-owned subsidiaries. Accordingly, 1994 and 1995 have been adjusted to include the financial results and fixed charges for Harrah's Jazz Company. For 1998, the computation of the ratio has been adjusted to include the financial results and fixed charges of the East Chicago partnership from its June 1, 1998, date of acquisition.

(i) Adjusted EBITDA consists of EBITDA (earnings before interest, taxes, depreciation and amortization) before write-downs and reserves, project opening costs, venture restructuring costs, gains on sales of equity interests and nonoperating assets and provisions for settlement of litigation and related costs. EBITDA and Adjusted EBITDA are supplemental financial measures used by management, as well as by industry analysts, to evaluate Harrah's operations. However, EBITDA and Adjusted EBITDA should not be construed as an alternative to Income from operations (as an indicator of Harrah's operating performance) or to Cash flows from operating activities (as a measure of liquidity) as determined in accordance with generally accepted accounting principles and presented in the Company's Consolidated Financial Statements. All companies do not calculate EBITDA in the same manner. As a result, EBITDA as presented by our Company may not be comparable to similarly titled measures presented by other companies.